                                                                     Exhibit 8.2



                  [HELLER EHRMAN WHITE & MCAULIFFE LETTERHEAD]



                                February 9, 1999



CardioGenesis Corporation
540 Oakmead Parkway
Sunnyvale, California 94086


Ladies and Gentlemen:

        You have requested our opinion regarding certain federal income tax consequences of the proposed merger (the "Merger") of RW Acquisition Corporation ("Merger Sub"), a wholly owned subsidiary of Eclipse Surgical Technologies, Inc. ("Eclipse"), with and into CardioGenesis Corporation ("CardioGenesis"). Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Reorganization dated as of October 21, 1998 (the "Merger Agreement") by and among Eclipse, Merger Sub, and CardioGenesis. Unless otherwise indicated, all "Section" references are to the Internal Revenue Code of 1986, as amended (the "Code").

        We have acted as counsel to CardioGenesis in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying

CardioGenesis Corporation                        HELLER EHRMAN WHITE & MCAULIFFE
February 9, 1999                                                       ATTORNEYS
Page 2



upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times of, the statements, covenants, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

        (a) the Merger Agreement;

        (b) those tax representation letters delivered to us by Eclipse, Merger Sub and CardioGenesis pursuant to the Merger Agreement (the "Tax Representation Letters");

        (c) the Form S-4 Registration Statement filed with the Securities and Exchange Commission on February 9, 1999 (which contains a Proxy Statement); and

        (d) such other instruments and documents related to the formation, organization, and operation of Eclipse, Merger Sub, and CardioGenesis and related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

        In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

        (a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

        (b) All representations, warranties, and statements made or agreed to by Eclipse, Merger Sub, and CardioGenesis, their managements, employees, officers, directors, and stockholders in connection with the Merger, including but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

        (c) All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

        (d) The Merger will be reported by Eclipse, Merger Sub, and CardioGenesis on their respective federal income tax returns in a manner consistent with the opinion set forth below; and

CardioGenesis Corporation                        HELLER EHRMAN WHITE & MCAULIFFE
February 9, 1999                                                       ATTORNEYS
Page 3



        (e) Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

        Based on our examination of the foregoing items and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Merger Agreement, for United States federal income tax purposes the Merger will be a reorganization within the meaning of Section 368(a)(1) of the Code.

        In addition to your request for our opinion on the above specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement of Eclipse on Form S-4 filed on February 9, 1999 ("Registration Statement"). We have reviewed the discussion entitled "Material Federal Income Tax Consequences" contained in the Registration Statement, and, insofar as it relates to statements of law and legal conclusions, it is correct in all material respects.

        This opinion is limited to the federal income tax consequences of the Merger and does not address the various state, local, or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax in the year in which the Merger occurs, banks, tax-exempt organizations, non-United States persons, and stockholders who acquired their shares of CardioGenesis stock pursuant to the exercise of options or otherwise as compensation or who hold their CardioGenesis stock as part of a straddle or risk reduction transaction). To the extent that any of the representations, warranties, statements, and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon.

        This opinion is not binding on the Internal Revenue Service or any court of law, administrative agency or other governmental body and represents only our judgment as to

CardioGenesis Corporation                        HELLER EHRMAN WHITE & MCAULIFFE
February 9, 1999                                                       ATTORNEYS
Page 4



the likely outcome if the federal income tax consequences of the Merger were properly presented to a court of competent jurisdiction. Our conclusions are based on the Code, existing judicial decisions, administrative regulations, and published rulings. No assurance can be given that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of our conclusions. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

        We consent to the reference to our firm under the caption "Material Federal Income Tax Consequences" in the Proxy Statement included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.


                                             Very truly yours,


                                             /s/ Heller Ehrman White & McAuliffe